PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                   EXHIBIT 21
                                  SUBSIDIARIES

The accounts of all of the subsidiaries are included in the Company's Consolidated Financial Statements. Set forth below are the names of certain active corporate subsidiaries of the Company as of December 31, 1999. Certain subsidiaries are omitted because, when considered individually or in the aggregate, they would not constitute a significant subsidiary.

Indented names are subsidiaries of the company under which they are indented:

                                                                                     Percent
                                                            Jurisdiction in        Ownership
                                                         which Incorporated     By Immediate
Name of Company                                                or Organized           Parent
---------------                                                ------------           ------

Playboy Enterprises, Inc. (parent)                                 Delaware
  PEI Holdings, Inc.                                               Delaware             100%
    Spice Entertainment, Inc.                                      Delaware             100%
       CPV Productions, Inc.                                       Delaware             100%
       Cyberspice, Inc.                                            Delaware             100%
       MH Pictures, Inc.                                         California             100%
       SEI 4 ApS                                                    Denmark             100%
       Spice Direct, Inc.                                          Delaware             100%
       Spice International, Inc.                                   Delaware             100%
       Spice Networks, Inc.                                        New York             100%
       Spice Productions, Inc.                                       Nevada             100%
    Playboy Enterprises International, Inc.                        Delaware             100%
       Critics' Choice Video, Inc.                                 Illinois             100%
       EuroEast Publishing Ventures, B.V. Inc.              The Netherlands             100%
       Lake Shore Press, Inc.                                      Delaware             100%
       Lifestyle Brands, Ltd.                                      Delaware             100%
       Playboy International, Inc.                                 Delaware             100%
       Playboy Australia Pty. Ltd.                                Australia             100%
       Playboy Clubs International, Inc.                           Delaware             100%
         Playboy Preferred, Inc.                                   Illinois             100%
       Playboy Entertainment Group, Inc.                           Delaware             100%
         AdulTVision Communications, Inc.                          Delaware             100%
         After Dark Video, Inc.                                    Delaware             100%
         Alta Loma Distribution, Inc.                              Delaware             100%
         Alta Loma Entertainment, Inc.                           California             100%
         Impulse Productions, Inc.                                 Delaware             100%
         Indigo Entertainment, Inc.                                Illinois             100%
         Mystique Films, Inc.                                    California             100%
         Precious Films, Inc.                                    California             100%
         Women Productions, Inc.                                 California             100%
       Playboy.com, Inc.                                           Delaware             100%
       Playboy Gaming International, Ltd.                          Delaware             100%
         Playboy Cruise Gaming, Inc.                                Florida             100%
       Playboy Gaming Nevada, Inc.                                   Nevada             100%
       Playboy Japan, Inc.                                         Delaware             100%
       Playboy Models, Inc.                                        Illinois             100%
       Playboy Products and Services International, B.V.    The Netherlands             100%
       Playboy Properties, Inc.                                    Delaware             100%
       SEI, Inc. ApS                                                Denmark             100%
       Playboy Shows, Inc.                                         Delaware             100%
       Special Editions, Ltd.                                      Delaware             100%
       Telecom International, Inc.                                  Florida             100%
       VIPress Poland Sp. z o.o.                                     Poland              82%